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                                                                     Exhibit 5




                       PORTER,WRIGHT, MORRIS & ARTHUR 41 South High Street
                              Columbus, Ohio 43215

                            Telephone: (614)227-2000
                               Fax: (614)227-2100

                                October 23, 1997

Insilco Corporation
425 Metro Place North
Fifth Floor
Dublin, Ohio  43017

                     Re: Registration Statement on Form S-8
                         Insilco Corporation Amended and Restated 1993 Long-Term Incentive Plan (the "Plan")

Gentlemen:

          We have acted as counsel for Insilco Corporation, a Delaware corporation ("Insilco"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Insilco with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 500,000 shares of Insilco Common Stock, $.001 par value (the "Shares"), to be issued under the Plan.

          In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

          Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Porter, Wright, Morris & Arthur

                                            PORTER, WRIGHT, MORRIS & ARTHUR